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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-34372, 33-52504, 33-53467, 333-05513, 333-00675, 333-56329, 333-39536, 333-74713, 333-94381, 333-69698, 333-69700, 333-90134 and 333-106705), on Form S-4 (Nos. 333-64219, 333-24419 and 333-101009), and on Form S-3 and (Nos. 33-54222, 333-40311 and 333-88028) of North Fork Bancorporation, Inc. of our report dated January 21, 2004, except for Note 23 for which the date is February 16, 2004, relating to the financial statements of GreenPoint Financial Corp., which appears in this Current Report on Form 8-K of North Fork Bancorporation, Inc. dated March 8, 2004.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 8, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS